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                                                                    Exhibit 99.1

   CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 OF
                           ANNUAL REPORT ON FORM 10-K
                                       OF
                                BELMONT BANCORP.
                      FOR THE YEAR ENDED DECEMBER 31, 2002

The undersigned is the Chief Executive Officer of Belmont Bancorp. (the "Issuer"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of the Registrant for the annual period ended December 31, 2002.

I certify that the Annual Report on Form 10-K for the annual period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of March 21, 2003.

                                           /s/ Wilbur R. Roat
                                           -----------------------------------
                                           President & Chief Executive Officer